As filed with the Securities and Exchange Commission on August 10, 2010

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
Citizens Republic Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	38-2378932
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
328 S. Saginaw Street, Flint, Michigan 48502
(810) 766-7500
(Address, including zip code, and telephone number, including area code, of registrant’s Principal Executive Office)
Citizens Republic Bancorp, Inc. Stock Compensation Plan
(Full Title of the Plan)
Thomas W. Gallagher
General Counsel & Secretary
Citizens Republic Bancorp, Inc.
328 S. Saginaw Street
Flint, Michigan 48502
(810) 766-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:

Mark A. Metz, Esq.
Dykema Gossett PLLC
400 Renaissance Center
Detroit, Michigan 48243-1668
(313) 568-6800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one)
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price Per Share	Aggregate Offering Price	Registration
Registered	Registered (1)	(2)	(2)	Fee
Common Stock	17,000,000	$.895	$15,215,000	$1,085

(1)	The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover an indeterminate number of such additional shares in accordance with Rule 416(a).

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of the Common Stock on the Nasdaq Stock Market on August 6, 2010, in accordance with Rules 457(c) and 457(h).

     In accordance with General Instruction E to Form S-8, Citizens Republic Bancorp, Inc. (the “Company”) hereby incorporates by reference the contents of its registration statement on Form S-8 (No. 333-86326) filed April 16, 2002.
Item 8. EXHIBITS
     The following are exhibits to this registration statement:

5	Opinion of Dykema Gossett PLLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5)

24	Power of Attorney (contained on signature page)

99	Citizens Republic Bancorp, Inc. Stock Compensation Plan (Amended, Restated and Renamed Effective March 19, 2010) (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed March 22, 2010)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flint, State of Michigan, on August 10, 2010.

CITIZENS REPUBLIC BANCORP, INC.
By:	/s/ Cathleen H. Nash
Cathleen H. Nash
President and Chief Executive Officer

POWER OF ATTORNEY
     Each of the undersigned whose signature appears below hereby constitutes and appoints Thomas W. Gallagher and Christine L. Jaranowski, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, and confirming all that each such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 10, 2010.

Title

/s/ Cathleen H. Nash Cathleen H. Nash	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Lisa T. McNeely Lisa T. McNeely	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph C. Czopek Joseph C. Czopek	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)

/s/ Lizabeth A. Ardisana Lizabeth A. Ardisana	Director

/s/ George J. Butvilas George J. Butvilas	Director

/s/ Robert S. Cubbin Robert S. Cubbin	Director

/s/ Richard J. Dolinski Richard J. Dolinski	Director

Title

/s/ Gary J. Hurand Gary J. Hurand	Director

/s/ Dennis J. Ibold Dennis J. Ibold	Director

/s/ Benjamin W. Laird Benjamin W. Laird	Director

/s/ Stephen J. Lazaroff Stephen J. Lazaroff	Director

/s/ Kendall B. Williams Kendall B. Williams	Director

/s/ James L. Wolohan James L. Wolohan	Chairman of the Board and Director

/s/ Steven E. Zack Steven E. Zack	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

5	Opinion of Dykema Gossett PLLC (including consent)

23.1	Consent of Ernst & Young LLP, independent auditors

5